UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Dearborn Bancorp, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
OPTION EXERCISES AND STOCK VESTED DURING 2007
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION DURING 2007
RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
MISCELLANEOUS
Appendix A

DEARBORN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 20, 2008
To the Shareholders of
Dearborn Bancorp, Inc.
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 20th day of May, 2008 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:
1.	To elect three directors of the Corporation; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The Board of Directors has fixed the close of business on March 21, 2008 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are encouraged to vote the proxy by the internet or telephone as instructed on the proxy card, if that option is available, or date, sign and promptly mail the enclosed proxy. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

By Order of the Board of Directors,

Jeffrey L. Karafa

Secretary
April 11, 2008

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.
May 20, 2008
To the Shareholders of
Dearborn Bancorp, Inc.
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the “Corporation”) from the holders of the Corporation’s Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 20th day of May, 2008 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being mailed to shareholders is April 11, 2008. The address of the principal corporate office of the Corporation is 1360 Porter St., Dearborn, Michigan 48124-2823.
     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.
     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 21, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Corporation was 8,120,413 shares of Common Stock (including 23,956 shares of restricted stock), each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.

SECURITY OWNERSHIP
Management
     The following table sets forth, as of March 1, 2008, the number of shares of the Corporation’s Common Stock beneficially owned by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

	Number			Percent
Name of Individual	of Shares (1)			of Class
Margaret I. Campbell	36,971	(2)		*
John E. Demmer	320,888	(3	)(4)	3.95
William J. Demmer	94,340	(4	)(5)	1.16
Michael V. Dorian, Jr.	73,500			*
David Himick	341,354	(6)		4.20
Jeffrey L. Karafa	14,117	(7	)(8)(9)	*
Donald G. Karcher	61,292	(10)		*
Bradley F. Keller	133,891	(11)		1.65
John A. Lindsey	1,881	(7)		*
Jeffrey G. Longstreth	15,844			*
Warren R. Musson	97,109	(7	)(8)(12)(13)	1.20
Michael J. Ross	133,594	(7	)(8)(9)(12)	1.65
Robert C. Schwyn	55,196	(14)		*
Stephen C. Tarczy	45,837	(7	)(8)(12)(15)	*
Jeffrey J. Wolber	45,246	(7	)(8)(12)	*
All Directors and Executive Officers as a Group (15 persons)	1,471,060	(16)		18.12
* Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Some of the shares listed may be held jointly with, or for the benefit of, a spouse or children of the person indicated.

(2)	Includes 3,908 shares owned by Mrs. Campbell’s husband.

(3)	Includes 154,745 shares held by Mr. Demmer’s wife as a Trustee of a trust.

(4)	Includes shared voting and ownership of 359 shares held by Jack Demmer Ford, Inc., of which John E. Demmer is the Chairman of the Board and CEO and William J. Demmer is the President.

(5)	Includes 11,954 shares owned by Mr. Demmer’s children.

(6)	Includes 855 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

(7)	Includes shares held in the Fidelity Bank 401(k) Trust as follows: Mr. Karafa — 12,051 shares; Mr. Lindsey — 1,881 shares; Mr. Musson — 15,776 shares; Mr. Ross — 9,067 shares; Mr. Tarczy — 3,152 shares; Mr. Wolber — 1,206 shares.

(8)	Includes unvested restricted shares as follows: Mr. Ross — 3,905 shares; Messrs. Karafa, Musson, Tarczy and Wolber — 2,066 shares each.

(9)	Excludes 159,450 shares in Fidelity Bank 401(k) Trust of which Mr. Karafa and Mr. Ross are co-trustees.

(10)	Includes 14,476 shares held by Mr. Karcher’s wife as a Trustee of a trust.

(11)	Includes 4,478 shares owned by Mr. Keller’s wife.

(12)	Includes shares issuable upon the exercise of stock options within 60 days of March 1, 2008, by the following executive officers: Mr. Musson — 68,687 shares; Mr. Ross — 106,034 shares; Mr. Tarczy —35,032 shares; Mr. Wolber— 40,848 shares.

(13)	Includes 623 shares held by Mr. Musson’s wife in a defined contribution plan trust.

(14)	Includes 39,674 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust.

(15)	Includes 1,555 shares held by Mr. Tarczy’s wife in a defined contribution plan trust.

(16)	Includes 262,770 shares issuable upon the exercise of stock options and unvested restricted shares.
Certain Beneficial Owners
     The following table sets forth as of March 1, 2008 the number of shares of the Corporation’s Common Stock owned by the only entities or persons known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation.

	Number	Percent
Name of Beneficial Owner	of Shares	of Class
Wellington Management Company, LLP (1)	820,711	10.08
75 State St, Boston MA 02109

Tontine Financial Partners LP (2)	729,207	8.96
55 Railroad Ave 3rd floor Greenwich, CN 06830

(1)	Represents shares which are held of record by clients of Wellington Management which has shared power to vote 596,571 shares and shared power to dispose of 820,711 shares. This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008.

(2)	Represents shares which are held of record by Tontine Financial Partners, LP (TFP) which has shared power to vote and shared power to dispose of 588,771 shares; Tontine Management, LLC (TM) which has shared power to vote and shared power to dispose of 588,771 shares; Tontine Overseas Associates, LLC (TOA) which has shared power to vote and shared power to dispose of 140,436 shares; Jeffrey L. Gendell which has shared power to vote and shared power to dispose of 729,207 shares. TM, the general partner of TFP, has the power to direct the affairs of TFP. TOA serves as investment manager to TFP Overseas Fund, Ltd (TFPO), with respect to the shares directly owned by TFPO. Mr. Gendell is general partner of TFP and the managing member of TM & TOA, and in that capacity directs their operations. This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2008.

ELECTION OF DIRECTORS
     The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. Each of the following directors and nominees for director is also a director of Fidelity Bank. The Board of Directors has nominated William J. Demmer, Bradley F. Keller and Jeffrey G. Longstreth for election as directors for a term expiring at the 2011 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2009 or 2010 Annual Meeting of Shareholders, as the case may be.
     The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by the Nominating Committee, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
Margaret I. Campbell, 68	Retired, Manufacturer	1992	2010

John E. Demmer, 84 (2)	Chairman and CEO, Jack Demmer Ford, Inc., Jack Demmer Lincoln Mercury and Jack Demmer Leasing Inc.; Chairman of the Board of the Corporation and Fidelity Bank	1992	2010

William J. Demmer, 54 (2)(3)	President, Jack Demmer Ford, Inc., Jack Demmer Lincoln Mercury Inc. and Jack Demmer Leasing Inc.	2004	2011

Michael V. Dorian, Jr., 48	President, Mike Dorian Ford	1994	2010

David Himick, 82	Retired, Industrial Supply	1995	2009

Donald G. Karcher, 78	Sales, Karcher Agency, Inc.	1992	2010

Bradley F. Keller, 66 (3)	Retired, Financial Advisor	1992	2011

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
Jeffrey G. Longstreth, 65 (3)	Real Estate Broker, Century 21 -	1992	2011
	Curran and Christie

Michael J. Ross, 57	President and CEO of the Corporation;	1994	2009
	President and CEO, Fidelity Bank

Robert C. Schwyn, 69	Physician	1994	2009

(1)	Each of the directors has had the same principal occupation during the past five years.

(2)	William J. Demmer is the son of John E. Demmer.

(3)	Nominated for election as a director.
CORPORATE GOVERNANCE
     The Board of Directors has determined that all directors are independent within the meaning of the rules promulgated by the National Association of Securities Dealers except for Mr. Ross due to his employment as an executive officer and Mr. Himick due to his family relationship to an officer of the Bank. In making this determination, the Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
     The Corporation’s independent directors meet periodically in executive sessions without any officer directors in attendance. If the Board convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.
     The Board of Directors held seven meetings during 2007. Each director attended at least seventy five percent of the aggregate number of meetings of the Board of Directors and Board committees of which the director was a member. The Corporation encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the directors attended the Annual Meeting of Shareholders held May 15, 2007.
     The members of the Audit Committee during 2007 were Donald G. Karcher (Chairman), Margaret I. Campbell, William J. Demmer, Michael V. Dorian, Jr. and Bradley F. Keller. Mr. Karcher and Mr. Keller meet the requirement as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee, which oversees the Corporation’s financial reporting process, met five times during 2007.

     The members of the Compensation Committee for 2007 were Bradley F. Keller (Chairman), John E. Demmer, William J. Demmer and Donald G. Karcher. The Compensation Committee met three times during 2007. The Compensation Committee of the Board of Directors provides assistance to the Board of Directors in carrying out its responsibilities relating to the compensation of the executive officers. The Committee is responsible for developing the Corporation’s executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors for final approval concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. The Chief Executive Officer and the other executive officers evaluate Corporation and individual performance goals and determine appropriate levels of compensation. The Chief Executive Officer of the Bank makes recommendations to the Committee regarding the level of compensation of executive officers other than him. After discussing the recommendations with the Chief Executive Officer, the Committee meets in executive session to make the final decisions. The Committee can exercise its discretion in modifying any recommendations. The Committee has the authority to delegate appropriate matters to subcommittees as the Committee may determine in its discretion. The Committee also administers all aspects of the Corporation’s executive compensation program including its Stock Option Plan and Long Term Incentive Plan and may engage a compensation consultant to provide assistance in connection with establishing executive compensation programs. The Committee will review periodically the Corporation’s compensation of its directors. The Committee has authority to make changes to the cash compensation for directors, or may recommend such changes to the Board of Directors for approval. No compensation is payable to the executive officers of the Corporation.
     The Corporation has a Nominating Committee which is composed of Donald G. Karcher (Chairman), William J. Demmer and Bradley F. Keller. This Committee, which met once during 2007, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation and include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected.
     The Corporation has taken a number of steps to protect and promote the interests of shareholders. The Compensation Committee charter is attached as Appendix A. The charters of the Nominating and Audit Committees were attached as Appendix A and B respectively to the 2007 Proxy Statement. The Code of Ethics, which applies to all directors, officers and employees including the Chief Executive Officer and the Chief Financial Officer, was attached as Appendix C to the 2007 Proxy Statement. Copies of the charters and the Code of Ethics are also available free of charge to shareholders upon written request.
     Shareholders and other interested parties may communicate with members of the Corporation’s Board of Directors by mail addressed to a member of the Board of Directors or to a specific committee of the Board of Directors at Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756. The Corporate Secretary will forward correspondence to the appropriate director or committee.

AUDIT COMMITTEE REPORT
     The Audit Committee (the “Committee”) has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2007. The Committee has discussed with the independent auditors, Crowe Chizek and Company LLC (“Crowe Chizek”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. The Committee had also considered whether the provisions of other services performed by Crowe Chizek for the Corporation not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek’s independence.
AUDIT COMMITTEE
Donald G. Karcher, Chairman
Margaret I. Campbell
William J. Demmer
Michael V. Dorian, Jr.
Bradley F. Keller
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the Corporation’s Compensation Discussion and Analysis for the year ended December 31, 2007. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for filing with the Securities and Exchange Commission.
COMPENSATION COMMITTEE
Bradley F. Keller, Chairman
John E. Demmer
William J. Demmer
Donald G. Karcher

COMPENSATION DISCUSSION AND ANALYSIS
     The following compensation discussion and analysis is intended to assist in understanding the factors underlying the Corporation’s policies and decisions regarding executive officer compensation.
Compensation Philosophy
     The Compensation Committee (Committee) believes that executive compensation should align with shareholders’ interests, link to achievement of the Corporation’s performance goals, reinforce support for the Corporation’s vision and be consistent with market compensation trends. The Committee also believes that compensation should recognize short and long-term performance and include both cash and equity components.
Compensation Objectives
     In determining executive compensation, the Committee’s objectives include ensuring the ability to attract, develop and retain qualified, high performing, talented officers; compete with other financial institutions; reward individual and team contributions to achieving goals of the overall profitability of the Corporation and align the interests of executive management with those of the Corporation’s shareholders. For 2007, our corporate goals included maintaining strong growth of loans and deposits in our markets while maximizing profitability, improving our operating efficiency, and maintaining our culture of dependable risk and capital management, in order to achieve our governing objective of maximizing long-term shareholder value.
     In making decisions with respect to any element of our executive compensation package, the Committee considers the total compensation that may be awarded to each executive officer. The Committee considers the officer’s performance and contribution toward the attainment of the Corporation’s goals, the nature and importance of the officer’s responsibilities, leadership and competitive considerations in the determination of the executive compensation package for each executive officer.
Compensation Elements and Determination of Compensation
     Our executive compensation program has three primary elements: base salary, bonus awards and equity based compensation. These primary elements are supplemented by the opportunity to participate in benefit plans generally available to all employees. We believe these components work in unison to provide a reasonable total compensation package to our executive officers.
Base Salary
     We provide cash compensation to meet competitive practices and help assure we retain qualified leadership in executive positions. Payment of compensation in the form of base salary also allows the Corporation to accurately budget for this element of compensation expense. The Committee does not apply a formula or target salaries at any particular level within a peer group. Rather, base salaries are intended to reflect the needs of the Corporation, comparability within the Corporation and consistency with the Corporation’s salary structure, and the experience and responsibility requirements of the respective position. The Committee also considers survey data provided by area financial institutions similar in size to verify that salaries are competitive and within market ranges.
Bonus Awards
     The Corporation pays annual cash bonuses to executive officers based on a subjective assessment of the Corporation’s overall performance, the executive’s leadership and individual contribution to the Corporation’s performance, and other factors. The inclusion of bonus award compensation encourages management to be more creative, diligent and exhaustive in managing the Corporation to achieve specified financial goals.

Equity based Compensation
     Equity awards can be an important component of total compensation and reflect the Committee’s strategy of balancing short and long-term incentives in structuring executive officer compensation and aligning the interest of the executives with those of shareholders.
     Equity awards help ensure that Corporation management remains focused on long-term results. Options are granted with exercise prices set at fair market value of our Common Stock on the date of grant, therefore executives can only benefit from the options if the price of our stock increases, which is aligned with shareholder return. Restricted stock provides an equally motivating form of incentive compensation. The Committee determines the timing, distribution and amount of all equity awards, at its discretion. The amount of the equity grant awards is determined by position, job responsibilities and performance. The Committee will determine whether vesting criteria have been met and has the right to amend vesting criteria prior to any shares becoming vested. The Committee also believes that equity awards that include a vesting schedule and forfeiture provisions are a very effective tool in promoting the retention of executive management.
     Additional information regarding equity awards and the criteria for performance based vesting is provided in the tables “Outstanding Equity Awards at December 31, 2007” and “Option Exercises and Stock Vested During 2007”.
     The Committee did not grant any awards in 2007.
Employment and Change in Control Agreements
     The Corporation and/or the Bank have entered into employment or change in control agreements with the executive officers. The Corporation believes entering into these agreements is in the best interest of the shareholders and the executive officers.
     While the Committee believes these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the Corporation in the event of an anticipated or actual change in control. Should the Corporation receive any proposal for a change in control, the Committee believes it imperative that the Corporation be able to rely upon the executive officer to continue in his position, and that the Committee be able to receive and rely upon the executive officer’s advice as to the best interest of the Corporation and its shareholders, without concern that the executive officer might be distracted or his advice affected by the personal uncertainties and risks created by such a proposal.
     Change in control agreements promote the continuation of management to ensure a smooth transition and protect the underlying stock value during the transitional period. In keeping with this belief and the objective of retaining and motivating highly talented individuals to fill key positions, the Corporation has change of control agreements with four of the named executive officers.
     Employment agreements serve Corporation needs for confidentiality about business practices and plans, preservation of the customer base and competitive industry practices. The Corporation has employment agreements with two of the named executive officers.
     More information regarding potential payments under the agreements is included below under the heading “Potential Payment upon Termination or Change in Control”.

     The Committee did not benchmark total compensation of the Corporation’s executive officers during 2007 and has not established a policy regarding executive ownership of the Corporation’s Common Stock.
     The Committee has not established a written policy with regard to the adjustment or recovery of awards or payments if the relevant Corporation performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. It is anticipated that actions to be taken under such circumstances would be determined by the Compensation Committee.
Other Benefits
     The executive officers are able to participate in the 401(k) plan and the medical and insurance plans that are offered to all other employees. The Bank does not offer a defined benefit pension plan or a deferred compensation plan.
Tax Considerations
     Accounting and tax treatment for both the employer and the employees are considered in the administration of all incentive compensation plans. To the extent possible, and without compromising the profitability or integrity of the Corporation, all incentive plans are structured to achieve maximum tax benefits for both parties.

SUMMARY COMPENSATION TABLE
     The following table sets forth the annual and long-term compensation paid to the Corporation’s named executive officers for services during 2007 and 2006.

						Stock		Option		All other
		Salary		Bonus		Awards		Awards		Compensation		Total
Name and Principal Position	Year	($)		($)		($)(1)		($)(1)		($)(2)		($)
Michael J. Ross President and Chief Executive Officer Dearborn Bancorp, Inc. Fidelity Bank	2007 2006	$ $	335,000 318,077	$ $	25,000 125,000	$ $	7,903 12,491	$ $	7,529 10,588	$ $	30,244 28,090	$ $	405,676 494,246

Jeffrey L. Karafa Vice President, Treasurer and Secretary Dearborn Bancorp, Inc. Senior Vice President, CFO Fidelity Bank	2007 2006	$ $	184,000 175,300	$ $	17,000 37,500	$ $	4,181 6,610	$ $	3,986 5,606	$ $	6,710 6,375	$ $	215,877 231,391

John A. Lindsey (3) Oakland Regional President Fidelity Bank	2007		$232,939		$10,600		$—		$—		$22,986		$266,525

Warren R. Musson Senior Vice President Head of Lending Fidelity Bank	2007 2006	$ $	220,000 200,691	$ $	20,000 50,000	$ $	4,181 6,610	$ $	3,986 5,606	$ $	6,750 6,600	$ $	254,917 269,507

Stephen C. Tarczy	2007		$210,000		$20,000		$4,181		$3,986		$18,501		$256,668
Northeast Regional President Fidelity Bank	2006		$201,290		$50,000		$6,610		$5,606		$18,092		$281,598

Jeffrey J. Wolber Senior Vice President Head of Retail Fidelity Bank	2007 2006	$ $	170,000 160,688	$ $	17,000 37,500	$ $	4,181 6,610	$ $	3,986 5,606	$ $	3,144 1,975	$ $	198,311 212,379

(1)	Amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 and 2006 in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note P to the Corporation’s audited financial statements for the year ended December 31, 2007.

(2)	For 2007, includes automobile lease and insurance payments of $8,207, 401(k) matching contribution of $6,750, life and disability insurance payments of $6,145 and country club dues of $9,142 for Mr. Ross; a 401(k) matching contribution of $6,710 for Mr. Karafa; an automobile allowance of $7,200, 401(k) matching contribution of $6,353, and club dues of $9,433 for Mr. Lindsey; a 401(k) matching contribution of $6,750 for Mr. Musson; an automobile allowance of $10,800, 401(k) matching contribution of $6,750 and club dues of $951 for Mr. Tarczy; and a 401(k) matching contribution of $3,144 for Mr. Wolber. For 2006, includes automobile lease and insurance payments of $8,637, 401(k) matching contribution of $6,600, life and disability insurance payments of $4,778 and country club dues of $8,075 for Mr. Ross; a 401(k) matching contribution of $6,375 for Mr. Karafa; a 401(k) matching contribution of $6,600 for Mr. Musson; an automobile allowance of $10,800, 401(k) matching contribution of $3,912 and club dues of $3,380 for Mr. Tarczy; and a 401(k) matching contribution of $1,975 for Mr. Wolber.

(3)	John A. Lindsey became employed by the Bank as of January 4, 2007. Mr. Lindsey served as Director, President & Chief Executive Officer of both Fidelity Bank and Fidelity Financial Corporation of Michigan from 1995 through January 4, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
     Information regarding equity awards that have been granted to the executive officers and are outstanding at December 31, 2007 is shown below.
Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
	Number of	Number of
	securities	securities				Market
	underlying	underlying			Number of	value of
	unexercised	unexercised	Option		unearned	unearned
	options	unearned	exercise	Option	shares	shares
	exercisable	options	price	expiration	unvested	unvested
Name	(#)(1)	(#)(2)	($)	date	(#)(2)	($)
Michael J. Ross	18,318		$7.10	1/20/2008
	26,939		$6.47	1/19/2009
	13,470		$3.79	1/18/2010
	23,348		$4.80	5/16/2011
	24,434		$7.33	1/15/2012
	17,843		$12.45	1/21/2013
		5,602	$13.06	10/18/2015	2,041	$15,777
		5,704	$13.06	8/29/2016	1,864	$14,409

Jeffrey L. Karafa	—	2,966	$13.06	10/18/2015	1,080	$8,348
		3,020	$13.06	8/29/2016	986	$7,622

Warren R. Musson	22,451		$5.22	5/18/2009
	5,388		$4.28	5/16/2010
	14,368		$4.80	1/16/2011
	14,660		$7.33	1/15/2012
	11,820		$12.45	1/21/2013
		2,966	$13.06	10/18/2015	1,080	$8,348
		3,020	$13.06	8/29/2016	986	$7,622

Stephen C. Tarczy	8,552		$6.96	9/10/2011
	14,660		$7.33	1/15/2012
	11,820		$12.45	1/21/2013
		2,966	$13.06	10/18/2015	1,080	$8,348
		3,020	$13.06	8/29/2016	986	$7,622

Jeffrey J. Wolber	14,368		$4.80	1/16/2011
	14,660		$7.33	1/15/2012
	11,820		$12.45	1/21/2013
		2,966	$13.06	10/18/2015	1,080	$8,348
		3,020	$13.06	8/29/2016	986	$7,622

(1)	Awards granted under the 1994 Stock Option Plan. These options have a term of ten years and are fully vested. There are no additional shares available for grant under this plan.

(2)	Awards granted under the 2005 Long Term Incentive Plan. Awards have a term of ten years and include stock options and restricted stock. These awards typically vest three years from grant date and vesting is contingent upon the achievement of pre-determined performance criteria. The criteria for the exercisability of options and vesting of restricted stock includes asset growth, return on assets, and loan delinquency. If dividends are paid, holders of restricted shares have the right to receive dividends in respect to such shares at the same rate paid to all shareholders. Awards expiring in 2015 and 2016 vest on June 30, 2008 and June 30, 2009 respectively.

OPTION EXERCISES AND STOCK VESTED DURING 2007
     Information related to the exercise of stock options which occurred during 2007 is listed below.

	Option awards
	Shares	Value
	acquired	realized
Name	on exercise (#)	on exercise ($)(1)
Warren R. Musson	3,400	$45,752

Jeffrey J. Wolber	6,241	$76,256

(1)	The value realized on exercise is calculated by multiplying the number of shares exercised by the difference between the exercise price and the market price of the Corporation’s Common Stock on the date of exercise.
     No restricted stock vested during 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The Corporation and the Bank have entered into an employment agreement with Mr. Ross on June 20, 2003 that provides for his employment, compensation, benefits, termination, severance, confidentiality and non-compete arrangements. The agreement has an initial term of five years and thereafter is automatically extended for one additional year on an annual basis. The agreement includes provisions that provide compensation and benefits to Mr. Ross in the event that his employment is terminated voluntarily by Mr. Ross for Good Reason or by the Corporation without Cause or due to the death or disability of Mr. Ross.
     The terms “Cause” and “Good Reason” are defined in the employment agreement. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of the obligations of Mr. Ross in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to Mr. Ross of a title or duties that are materially inconsistent with his position, titles, duties or responsibilities, and certain failure by the Corporation to comply in a material respect, even after notice to us, with our obligations to Mr. Ross under the employment agreement.
     The following table lists the potential payment from the Corporation to Mr. Ross in the event the employment agreement was terminated on December 31, 2007, and the reason for that termination.

Reason for Termination	Amount
Due to Death (1) (2)	$476,739
Due to Disability (2) (3)	$353,346
By Employer with Cause (2)	$176,739
By Employee without Good Reason (2)	$176,739
By Employer without Cause (2) (4)	$1,634,641
By Employee with Good Reason (2) (4)	$1,634,641

(1)	Includes death benefit of $300,000.

(2)	Includes the value of fully vested stock options, which amounted to $176,739 at December 31, 2007. The value of the options was calculated by subtracting the exercise price of the options from the closing price of the Corporation’s Common Stock at December 31, 2007.

(3)	Represents the coverage provided under the Bank’s medical insurance plans until Mr. Ross reaches the age of 65. Mr. Ross will also receive monthly disability insurance payments of $5,915 until he reaches the age of 65.

(4)	Includes a cash amount equal to his annual base salary times 2.9 plus a cash amount equal to the highest bonus awarded during the previous three years times 2.9, outplacement costs up to $15,000, medical insurance for twelve months and all other benefits for two years.
     The Bank has entered into an employment agreement with Mr. Lindsey on January 4, 2007 and continuing until June 7, 2010, subject to earlier termination pursuant to agreement provisions that provides for his employment, compensation, benefits, termination, severance, confidentiality and non-compete arrangements. The agreement includes provisions that provide compensation and benefits to Mr. Lindsey in the event that his employment is terminated voluntarily by Mr. Lindsey for Good Reason or by the Corporation without Cause or due to the death or disability of Mr. Lindsey.
     The terms “Cause” and “Good Reason” are defined in the employment agreement. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of the obligations of Mr. Lindsey in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to Mr. Lindsey of a title or duties that are materially inconsistent with his position, titles, duties or responsibilities, and certain failure by the Bank to comply in a material respect, even after notice to us, with our obligations to Mr. Lindsey under the employment agreement.

     The following table lists the potential payment from the Bank to Mr. Lindsey in the event the employment agreement was terminated on December 31, 2007, and the reason for that termination.

Reason for Termination	Amount
Due to Disability (2)	$58,235
By Employer without Cause (1)	$243,602
By Employee with Good Reason (1)	$243,602

(1)	Includes a cash amount equal to his annual base salary in effect immediately prior to the termination date, COBRA premiums on behalf of Mr. Lindsey and his spouse for a period of twelve months and all accrued rights under retirement and other employee benefit plans.
     The Corporation has entered into change in control agreements with Messrs. Karafa, Musson, Tarczy and Wolber on June 20, 2003 that provide for the payment of their compensation and certain benefits in the event of a change in control of the Corporation. The agreements have an initial term of five years and thereafter are automatically extended for one additional year on an annual basis.
     The terms “Cause” and “Good Reason” are defined in the change in control agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of the obligations of the executive officers in the agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to an executive officer of a title or duties that are materially inconsistent with his position, titles, duties or responsibilities, and certain failure by the Corporation to comply in a material respect, even after notice to us, with our obligations to the executive officers under the change in control agreements.
     The following table lists the potential payment from the Corporation to the following executive officers in the event that the executive officer was terminated on December 31, 2007 after a change in control for one of the following reasons.

	Jeffrey L.	Warren R.	Stephen C.	Jeffrey J.
Reason for Termination	Karafa	Musson	Tarczy	Wolber
Disability or For Cause (1)	$—	$122,903	$12,449	$47,962
By Employee without Good Reason (1)	$—	$122,903	$12,449	$47,962
By Employee with Good Reason (2)(3)	$276,929	$445,526	$334,192	$304,240
By Employer without Cause (2)(3)	$276,929	$445,526	$334,192	$304,240

(1)	Represents the value of fully vested stock options at December 31, 2007. The value of the options was calculated by subtracting the exercise price of the options from the closing price of the Corporation’s Common Stock at December 31, 2007.

(2)	Includes immediate lump sum payment of highest annual base salary and a cash amount equal to the highest annual bonus awarded during the previous three years, up to $15,000 for outplacement services, medical insurance for a defined period of time and all other benefits for one year.

(3)	Includes the value of all awards of stock options and restricted stock as all such awards will become fully vested. The value of all such awards at December 31, 2007 amounted to $15,970 for Mr. Karafa; $138,873 for Mr. Musson; $28,419 for Mr. Tarczy and $63,932 for Mr. Wolber.

DIRECTOR COMPENSATION DURING 2007
     The following table sets forth information on non-employee director compensation. Mr. Ross does not receive compensation for services as a director. Each director of the Corporation is also a director of the Bank and is not compensated separately for service on the Corporation’s Board. This information relates to compensation paid by the Bank, as the Corporation did not pay any director compensation in 2007. The Bank Board held twelve meetings in 2007. The Chairman of the Bank Board received $1,200 per Bank Board meeting and all other non-employee directors received $800 per Bank Board meeting attended. Also, all non-employee Bank directors received $400 for each committee meeting attended and the Chairperson of the committee received $575 per committee meeting attended. Mr. Dorian does not participate in the director compensation program, at his request.

Fees paid
Name	in cash ($)
Margaret I. Campbell	$9,600.00
John E. Demmer	$23,525.00
William J. Demmer	$10,800.00
Michael V. Dorian, Jr.	$—
David Himick	$14,400.00
Donald G. Karcher	$17,100.00
Bradley F. Keller	$16,300.00
Jeffrey G. Longstreth	$13,600.00
Robert C. Schwyn	$8,800.00
Ronnie J. Story	$10,800.00
RELATED TRANSACTIONS
     Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions, including loans and commitments to lend, with the Bank in the ordinary course of business during 2007. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.
     The Corporation does not have a written policy or procedures for review, approval or ratification of related party transactions. However, the Corporation does adhere to a Code of Ethics under which all directors and officers are expected to make decisions and take actions based upon the best interest of the Corporation and not based upon personal relationships or benefits. Our Code of Ethics requires disclosure of potential related transactions and prohibits directors and executive officers from engaging in transactions that could give rise to a conflict of interest or the appearance of a conflict of interest. Our Chief Executive Officer reviews any significant transaction a director or executive officer proposes to have with the Corporation, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In reviewing the potential transaction, the CEO will consider the fairness of the transaction to the Corporation, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Corporation, and such other factors determined advisable by the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, the Corporation believes all reports were timely filed by such persons during the last fiscal year except for one late Form 4 for each of the following directors: Mr. John E. Demmer, Mr. Bradley F. Keller and Mr. Jeffrey G. Longstreth.

INDEPENDENT PUBLIC ACCOUNTANTS
Selection of Independent Public Accountants
     Our Audit Committee has selected BKD LLP as our principal independent auditor for the year ended December 31, 2008. Our principal independent auditor for the year ended December 31, 2007 was Crowe Chizek and Company LLC. Representatives of BKD LLP and Crowe Chizek and Company LLC plan to attend the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.
Fees Paid to Independent Public Accountants
     The following table sets forth the aggregate fees billed to the Corporation for the years ended December 31, 2007 and 2006 by the Corporation’s principal accounting firm, Crowe Chizek and Company LLC.

	2007	2006
Audit Fees (1)	$195,000	$185,000
Audit Related Fees (2)	15,521	90,630
Tax Fees (3)	16,350	16,050
All Other Fees (4)	258	5,625

	$227,129	$297,305

(1)	Includes fees related to the annual report on Form 10-K and quarterly reports on Form 10-Q.

(2)	Primarily consists of fees related to consultations regarding the modification of stock options and awards and purchase accounting related matters, and for 2006, fees primarily related to the public offering of the Corporation’s Common Stock completed during 2006.

(3)	Primarily consists of fees related to tax compliance.

(4)	Primarily consists of fees related to software tools and consultation related to management’s internal control assessment and testing process.
     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined such services for 2007 and 2006 were compatible.
     The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of service. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

Changes in Registrant’s Certifying Accountants
     On January 15, 2008, the Audit Committee of our Board of Directors concluded its proposal process for selection of an independent registered public accounting firm for 2008, and appointed BKD as our independent registered public accounting firm for the calendar year ending December 31, 2008. On the same date, the Audit Committee determined to dismiss Crowe Chizek as our independent registered public accounting firm after work is completed for the calendar year ending December 31, 2007, and advised Crowe Chizek on January 17, 2008 that it would not be engaged as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2008.
     The audit reports of Crowe Chizek on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005, and on management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the two calendar years ended December 31, 2006 and 2005, and from December 31, 2006 through the date that Crowe Chizek was advised that it would not be engaged as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2008, there have been no disagreements between us and Crowe Chizek on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Crowe Chizek to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K of the Securities and Exchange Commission.
     During the two calendar years ended December 31, 2006 and 2005, and from December 31, 2006 through the date we appointed BKD as our independent registered public accounting firm for the calendar year ending December 31, 2008, neither we nor anyone on our behalf consulted BKD with respect to any accounting or auditing issues involving us. In particular, there was no discussion with BKD regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Crowe Chizek on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in its reports, or a “reportable event” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K.
SHAREHOLDER PROPOSALS
     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the corporate offices on or before December 12, 2008.

MISCELLANEOUS
     The annual report of the Corporation for the fiscal year ended December 31, 2007, including financial statements, is being mailed to shareholders with this Proxy Statement.
     The Corporation maintains an internet website at www.fidbank.com. The Corporation makes available free of charge through its website various reports that it files with the Securities and Exchange Commission, including the annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports. From the home page at www.fidbank.com, go to “Investor Relations” to access the reports. The annual report on Form 10-K for the year ended December 31, 2007, will be provided free to shareholders upon written request. Write to Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756.
     The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.
     The cost of soliciting proxies in the accompanying forms will be paid by the Corporation. The Corporation may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or electronic communication, by officers and employees of the Corporation and the Bank.

By Order of the Board of Directors,

Jeffrey L. Karafa

Secretary
April 11, 2008

Appendix A
DEARBORN BANCORP, INC.
COMPENSATION COMMITTEE CHARTER
I. Purpose
     The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities relating to compensation and benefits for the Corporation’s directors, officers and employees. The Committee is also responsible for performing the duties relating to executive compensation provided for in the rules of the securities exchange on which the Corporation’s stock is listed, and for preparing the compensation committee reports required in the Corporation’s proxy materials by the rules of the Securities and Exchange Commission.
II. Composition and Meetings
Composition
     The Committee consists of no fewer than three directors. Each member of the Committee will be an “independent director” as that term is defined in the applicable rules of The Nasdaq Stock Market LLC, or any successor securities exchange on which the Corporation’s stock is listed.
Appointment and Removal
     The members of the Committee are appointed by the Board of Directors. Each member serves until his or her successor is duly designated or until the member’s earlier resignation or removal. The Board may remove any member from the Committee at any time, with or without cause, by a majority vote of the Board. Unless a chairperson is designated for the Committee by the Board, the members of the Committee may designate a chairperson by majority vote of the Committee membership.
Meetings
     The Committee will meet as often as necessary to carry out its responsibilities. The chairperson, or any two members of the Committee may call a meeting of the Committee. The chairperson chairs the meetings of the Committee. The Committee may establish its own rules and procedures for notice and conduct of its meetings provided that they are consistent with the Corporation’s Bylaws and applicable law.
III. RESPONSIBILITIES AND AUTHORITY
     1. The Committee is responsible for developing the executive compensation policies of the Corporation and its subsidiaries and making recommendations to the Board of Directors with respect thereto.

     2. The Committee is responsible for determining, or recommending to the Board of Directors for determination, all elements of compensation for executive officers of the Corporation and its subsidiaries. Elements of compensation may include, among other items, (a) annual base salary, (b) annual cash incentive compensation, (c) cash and equity based long-term incentive compensation, (d) employment agreements, severance arrangements and change in control agreements or provisions, (e) deferred compensation and retirement plans, (f) health, disability and life insurance, and (g) special or supplemental benefits.
     3. The Committee will consider recommendations and guidelines from management with respect to compensation adjustments for officers below the executive officer level.
     4. The Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank.
     5. The Committee will review periodically the Corporation’s compensation of its directors. The Committee has authority to make changes to the cash compensation for directors, or may recommend such changes to the Board of Directors for approval.
     6. The Committee shall take such actions as it deems appropriate to administer the Corporation’s 1994 Stock Option Plan and 2005 Long-Term Incentive Plan, and other equity and non-equity incentive plans from time to time in effect, to the extent provided in such plans. The Committee may also take such actions as it deems appropriate in connection with any 401(k) plans of the Corporation or its subsidiaries.
     7. The Committee will review and discuss with management the compensation discussion and analysis section that management prepares for inclusion in the Corporation’s proxy statements. Based on such review and discussion, the Committee shall decide whether or not to recommend that such section be included in the Corporation’s proxy materials.
     8. The Committee has the authority to delegate appropriate matters to subcommittees as the Committee may determine in its discretion.
     9. The Committee has the authority to retain compensation consultants, outside counsel, and other internal or external advisors to assist it in fulfilling its responsibilities, and to approve the related fees and retention terms, as it may deem appropriate in its discretion.
     10. The chairperson of the Committee or another of its members will report the actions and recommendations of the Committee to the full Board of Directors.
Approved by the Board of Directors on July 17, 2007.

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PROXY
DEARBORN BANCORP, INC.
PROXY - Solicited by Board of Directors
For Annual Meeting of Shareholders to Be Held May 20, 2008
The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 20, 2008, and at all adjournments thereof, upon the following:

1. ELECTION OF DIRECTORS	___FOR all nominees listed below	___WITHHOLD AUTHORITY to
(except as indicated to the contrary below)		vote for all nominees listed below
Nominees as Directors: William J. Demmer, Bradley F. Keller and Jeffrey G. Longstreth
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
FOR THE ELECTION OF ALL DIRECTORS.

Signature of Shareholder

Signature of Shareholder

Dated	,	2008

Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.